Exhibit 99.1

Optinose Reports First Quarter 2021 Financial Results
and Operational Updates

Company reports first quarter total revenue of $12.0 million

First quarter 2021 XHANCE net revenue of $11.0 million increased 55% compared to first quarter 2020

Conference call and webcast to be held today at 8:00 a.m. Eastern Time

YARDLEY, Pa., May 5, 2021 Optinose (NASDAQ:OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, today reported financial results for the quarter ended March 31, 2021, and provided operational updates.

“XHANCE net revenues increased 55% in the first quarter of 2021 compared to first quarter 2020,” stated CEO Peter Miller. “We believe this is strong growth, particularly in the context of the continuing impact of the COVID-19 pandemic on the number of patients visiting physician offices and pandemic-related restrictions that continue to limit in-person detailing of physician offices by our territory managers. Improvement to the business environment is just one factor that we believe will support XHANCE growth in the remainder of 2021. XHANCE growth and the completion of our clinical trials evaluating it for treatment of chronic sinusitis are the two most important objectives for our company right now and we are focused on achieving those as a team.”
First Quarter 2021 and Recent Highlights

Total and New XHANCE Prescriptions
The number of XHANCE® (fluticasone propionate) prescriptions increased by 30% from 56,100 in the first quarter 2020 to 72,600 in the first quarter 2021.

The number of new prescriptions for XHANCE increased by 16% from 22,300 in the first quarter of 2020 to 25,900 in the first quarter of 2021.
First Quarter 2021 Financial Results

Total revenues
The Company generated $11.0 million in net product revenues from sales of XHANCE during the three-month period ended March 31, 2021. In addition, the Company generated $1.0 million of licensing revenue during the three-month period ended March 31, 2021. Total revenue for the three-month period ended March 31, 2021 was $12.0 million.

Costs and expenses and net loss
For the three-month period ended March 31, 2021, research and development expenses were $5.2 million and selling, general and administrative expenses were $27.2 million. The net loss for the period was $26.1 million, or $0.49 per share (basic and diluted).

Cash
The Company had cash and cash equivalents of $116.0 million as of March 31, 2021.

Corporate Guidance

XHANCE Net Revenue and Average Net Revenue per Prescription
The Company expects XHANCE net revenues for the full year of 2021 to be at least $80 million. In addition, the Company expects full year 2021 XHANCE net revenue per prescription to increase compared to full year 2020 XHANCE net revenue per prescription of $185.

Operating Expenses
The Company expects total GAAP operating expenses (selling, general & administrative expenses and research & development expenses) for 2021 to be in the range of $137 - $142 million, of which the Company expects stock-based compensation to be approximately $10 million.

Chronic Sinusitis Clinical Trials
The Company now expects to complete enrollment in the first of its clinical trials evaluating XHANCE as a potential treatment for Chronic Sinusitis in third quarter 2021 with top line results in first quarter 2022. The Company expects top line results from the other trial in the first half of 2022.

OPN-019
In March 2021, the Company announced its plan to conduct a randomized, proof of concept study in subjects who have tested positive for SARS-CoV-2 infection, are recently infected, and who have mild or no symptoms. This pilot study will evaluate both the magnitude and duration of viral load reduction after a single dose of OPN-019. Regulatory approval to initiate the pilot study is pending. The Company expects top-line results from this study in second quarter 2021.

The Company is focused on supporting the initial stages of OPN-019 development within its current operating expense guidance and intends to seek grants, partnerships, and/or other sources of capital to fund future development.

Company to Host Conference Call

Members of the Company’s leadership team will host a conference call and presentation to discuss financial results and corporate updates beginning at 8:00 a.m. Eastern Time today.

To participate on the conference call, please dial (866) 916-4761 from the U.S. or +1 (409) 216-6496 from outside the U.S. In addition, following the completion of the call, a telephone replay will be accessible until May 12, 2021 by dialing (855) 859-2056 from the U.S. or +1 (404) 537-3406 from outside the U.S. and entering conference ID #5283136. A simultaneous webcast of the call and presentation can be accessed by visiting the Investors section of Optinose’s website at www.optinose.com. In addition, a replay of the webcast will be available on the Company website for 60 days following the event.

OptiNose, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Net product revenues	$10,960	$7,062
Licensing revenues	$1,000	—
Total revenues	11,960	7,062
Costs and expenses:
Cost of product sales	1,740	1,356
Research and development	5,225	4,932
Selling, general and administrative	27,184	27,060
Total costs and expenses	34,149	33,348
Loss from operations	(22,189)	(26,286)
Other expense	3,864	2,570
Net loss	$(26,053)	$(28,856)
Net loss per share of common stock, basic and diluted	$(0.49)	$(0.63)
Weighted average common shares outstanding, basic and diluted	52,997,730	45,906,162

OptiNose, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)

	March 31,	December 31,
	2021	2020
	(unaudited)
Cash and cash equivalents	$115,984	$144,156
Other assets	41,962	44,657
Total assets	$157,946	$188,813

Total current liabilities	$44,781	$52,172
Long-term debt, net	125,584	125,202
Other liabilities	4,248	4,651
Total stockholders' equity	(16,667)	6,788
Total liabilities and stockholders' equity	$157,946	$188,813

About Optinose
Optinose is a specialty pharmaceutical company focused on serving the needs of patients cared for by ear, nose and throat (ENT) and allergy specialists. Optinose has offices in the U.S. and Norway. To learn more, please visit www.optinose.com or follow us on Twitter and LinkedIn.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are hereby identified as forward-looking statements for this purpose and include, among others, statements relating to the potential for continued or increased XHANCE prescription and net revenue growth and potential growth drivers; the Company's plans to seek approval for a follow-on indication for XHANCE for the treatment of chronic sinusitis and the potential benefits of such indication; the expectation of completing enrollment in the first of its chronic sinusitis trials in the third quarter of 2021 with top-line results in the first quarter of 2022 and top line results from the second trial in the first half of 2022; projected average net revenue per prescription for full year 2021; projected XHANCE net revenue for full year 2021; projected Company GAAP operating expenses and stock-based compensation for 2021; development, timing of data, and funding plans for OPN-019 and the potential benefits of OPN-019; and other statements regarding the Company's future operations, financial performance, financial position, prospects, objectives and other future events. Forward-looking statements are based upon management’s current expectations and assumptions and are subject to a number of risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: impact of, and uncertainties caused by the COVID-19 pandemic; physician and patient acceptance of XHANCE; the Company’s ability to maintain adequate third-party reimbursement for XHANCE (market access); market opportunities for XHANCE may be smaller than expected; the Company’s ability to grow XHANCE prescriptions and net revenues; uncertainties and delays relating to the enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the Company's ability to satisfy the conditions for an additional draw under the Pharmakon note purchase agreement and its ability to comply with the covenants and other terms of the agreement; risks and uncertainties relating to intellectual property; and the risks, uncertainties and other factors discussed under the caption "Item 1A. Risk Factors" and elsewhere in the Company’s most recent Form 10-K and Form 10-Q filings with the Securities and Exchange Commission - which are available at www.sec.gov. As a result, you are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements made in this press release speak only as of the date of this press release, and the Company undertakes no obligation to update such forward-looking statements, whether as a result of new information, future developments or otherwise.

Optinose Investor Contact
Jonathan Neely
jonathan.neely@optinose.com
267.521.0531

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